UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2018
Invitation Homes Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001- 38004	90-0939055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1717 Main Street, Suite 2000, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)
(972) 421-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On November 12, 2018, the Board of Directors (the “Board”) of Invitation Homes Inc. (the “Company”) appointed Ms. Jana Cohen Barbe as a director of the Board, with a term expiring at the Company’s 2019 annual meeting of stockholders.
There is no agreement, arrangement or understanding with any person pursuant to which Ms. Barbe was selected as a director, and she is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Ms. Barbe’s appointment, and pursuant to the Company’s compensation policy for non-management directors, Ms. Barbe will be granted a one-time award of restricted stock units (“RSUs”) with a value of $70,000, which will generally vest in full on the date of the Company’s 2019 annual meeting of stockholders. Ms. Barbe will also receive the Company’s standard non-management director compensation arrangement, as described in the Company’s definitive proxy statement relating to its 2018 annual meeting of stockholders. The Company will enter into an Indemnification Agreement with Ms. Barbe in substantially the same form that the Company has entered into with its other directors and executive officers.
Ms. Barbe is a senior partner and the former Global Vice Chairman of Dentons, the world’s largest law firm. Ms. Barbe joined Dentons' predecessor firm, Sonnenschein Nath & Rosenthal, in 1995 and became the first woman appointed to Dentons’ global board in 2010. Ms. Barbe also leads the Tax-Oriented Investments Practice, which she founded and where she advises many of the nation's leading financial institutions and insurance companies in connection with affordable housing and community development investments. Previously, she chaired the firm's Real Estate Practice and Financial Institutions Sector.
Ms. Barbe is the president emerita of Thresholds and is an impassioned advocate for women in law and business. Ms. Barbe holds a bachelor’s degree in Art History from Northwestern University and a Juris Doctorate from The University of Chicago Law School.
The size of the Board was increased from ten to eleven directors upon the appointment of Ms. Barbe.
On November 13, 2018, the Company issued a press release announcing Ms. Barbe’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Invitation Homes Inc. dated November 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
Date: November 13, 2018